Dresser-Rand Announces Completion of $375 Million Senior Subordinated Notes Offering and Early Tender Results of Cash Tender Offer and Related Consent Solicitation

HOUSTON, March 22, 2011 /PRNewswire/ -- Dresser-Rand Group Inc. ("Dresser-Rand") (NYSE: DRC) announced today that it has completed its private offering (the "Offering") of $375 million aggregate principal amount of 6.50% Senior Subordinated Notes due 2021 (the "2021 Notes"). The 2021 Notes are senior subordinated obligations of Dresser-Rand and are guaranteed on a senior subordinated basis by certain of Dresser-Rand's domestic subsidiaries.

The net proceeds from the Offering will be used to fund Dresser-Rand's previously announced cash tender offer (the "Tender Offer") for any and all of its $370 million outstanding aggregate principal amount of 7-3/8% Senior Subordinated Notes due 2014 (the "2014 Notes").  In connection with the Tender Offer, Dresser-Rand is also soliciting consents for certain amendments to the indenture (the "Indenture") governing the 2014 Notes (the "Consent Solicitation").  The Tender Offer and the Consent Solicitation are being made upon the terms and subject to the conditions described in Dresser-Rand's Offer to Purchase and Consent Solicitation Statement dated March 8, 2011 (the "Offer to Purchase") and the related consent and letter of transmittal.  The Tender Offer will expire at 12:00 midnight, New York City time, on April 4, 2011, unless extended or earlier terminated (the "Expiration Time").

As of 5:00 pm, New York City time, on March 21, 2011 (the "Consent Payment Deadline"), $291,314,000 aggregate principal amount of 2014 Notes had been validly tendered and not validly withdrawn, which represented approximately 79% of the outstanding aggregate principal amount of the 2014 Notes.  Based on such tenders, consents have been validly delivered and not validly revoked in respect of more than a majority of the outstanding principal amount of the 2014 Notes, which is sufficient to approve the proposed amendments to the Indenture.  As a result, Dresser-Rand, the guarantors of the 2014 Notes and the trustee under the Indenture have executed a supplemental indenture to amend the Indenture.

On March 22, 2011, Dresser-Rand accepted for purchase all of the 2014 Notes that were validly tendered and not validly withdrawn prior to the Consent Payment Deadline (the "Initial Settlement").  Payment for the 2014 Notes pursuant to the Initial Settlement is being made today (the "Initial Settlement Date").  Holders of 2014 Notes who tendered their 2014 Notes prior to the Consent Payment Deadline will receive $1,028.00 per $1,000 principal amount of purchased 2014 Notes, which includes a consent payment of $30.00 per $1,000 principal amount of the 2014 Notes, plus accrued and unpaid interest up to, but not including, the Initial Settlement Date.  Holders who validly tender their 2014 Notes after the Consent Payment Deadline, but prior to the Expiration Time, will be eligible to receive the tender offer consideration offered in the Tender Offer, which equals $998.00 per $1,000 principal amount of the 2014 Notes, plus accrued and unpaid interest on the 2014 Notes up to, but not including, the payment date for such 2014 Notes, but will not be eligible to receive the consent payment.

UBS Investment Bank is acting as the dealer manager and solicitation agent for the Tender Offer and the Consent Solicitation, and Global Bondholder Services Corporation is acting as the depositary and information agent for the Tender Offer and the Consent Solicitation.

Requests for documents related to the Tender Offer may be directed to Global Bondholder Services Corporation by telephone at (866) 540-1500 (toll free) (banks and brokerage firms please call (212) 430-3774).  Questions regarding the Tender Offer may be directed to UBS Investment Bank at (888) 719-4210 (U.S. toll-free) or (203) 719-4210 (collect), attention: Liability Management Group.

The 2021 Notes have been offered only to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The 2021 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to purchase or a solicitation of consents with respect to the 2014 Notes.  The Tender Offer and the Consent Solicitation are being made solely by the Offer to Purchase and the related consent and letter of transmittal, which sets forth the complete terms and conditions of the Tender Offer and Consent Solicitation. This press release does not constitute an offer to sell or a solicitation of an offer to buy the 2021 Notes described in this press release, nor shall there be any sale of the 2021 Notes in any state or jurisdiction in which such an offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries.  Dresser-Rand operates manufacturing facilities in the United States, France, United Kingdom, Germany, Norway, India, and China, and maintains a network of 39 service and support centers covering more than 140 countries.  Dresser-Rand has principal offices in Paris, France and Houston, Texas.  For more information, visit www.dresser-rand.com.

This news release may contain forward-looking statements, including, but not limited to, statements with respect to the planned or proposed repurchase of securities.  Forward-looking statements include, without limitation, Dresser-Rand's plans, objectives, goals, strategies, future events, future revenue, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information.  The words "anticipates," "believes," "expects," "intends," and similar expressions identify such forward-looking statements.  Although Dresser-Rand believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected.  These factors, risks and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others' intellectual property; difficulty in implementing an information management system; and Dresser-Rand's brand name may be confused with others.  These and other risks are discussed in detail in Dresser-Rand's filings with the Securities and Exchange Commission at www.sec.gov.  Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements.  Dresser-Rand can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition.  Dresser-Rand undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

DRC-FIN

CONTACT: Investors, Blaise Derrico, Director Investor Relations, +1-713-973-5497